U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

Endo Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:  Common Stock

(2) Aggregate number of securities to which transaction applies: 13,557,366

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

ENDO NETWORKS, INC.

2624 Dunwin Drive, Unit #3

Mississauga, Ontario, Canada L5l 3T5

(905) 820-8800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Endo Networks, Inc. will hold its Annual Meeting of Stockholders at its offices located at 2624 Dunwin Drive, Unit #3, Mississauga, Ontario, Canada L5l 3T5 on  at ________________.  We are holding the meeting for the following purposes:

(1)

To elect members of the Board of Directors, whose terms are described in the proxy statement;

(2)

To consider and vote on approval of the sale of all of our assets and shares of Endo Networks, Inc. (Canada) to Mr. Peter Day pursuant to that certain Asset and Share Purchase Agreement, dated as of  June 2 6 , 2006;

(3)

To grant our Board of Directors the authority to effect a reverse or forward stock split; and,

(4)

To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Endo common stock at the close of business on ____________, are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of Endo’s annual report on Form 10-KSB, which is not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning a proxy card.

By Order of the Board of Directors,

Peter B. Day,
President

June 26 , 2006

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo of proxies to be voted at our Annual Meeting of Stockholders, to be held on , and at any meeting following postponement or adjournment of the Annual meeting.

You are cordially invited to attend the annual meeting, which will begin at ____ AM.  The meeting will be held at our offices located at 2624 Dunwin Drive, Unit #3, Mississauga, Ontario, Canada L5l 3T5.  Stockholders will be admitted beginning at _______.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the annual meeting, please retain the admission ticket.  A map and directions to the annual meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the annual meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive, Suite 100 Plano, Texas 75093, (972) 612-4120.  If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are an Endo stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on _____________, to persons who were stockholders at the close of business on ______________, the record date for the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.  If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the Election of all of the Directors listed herein, FOR the Sale pursuant to the Purchase Agreement; and, FOR the stock split.

If you hold your shares through a broker, your shares may be voted even if you do not attend the annual meeting.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Stockholders Entitled to Vote

You are entitled to vote at the annual meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On _______, the record date, there were on __________shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 2624 Dunwin Drive, Unit #3, Mississauga, Ontario, Canada L5l 3T5 between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders a majority of the shares of a voting group entitled to vote at the annual meeting, shall constitute a quorum of that voting group, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

Endo will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of Endo in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Endo, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Endo stock.

Interest of Certain Persons in Matters to be Acted Upon

Through this proxy, we are soliciting your vote to approve the sale of all our assets and all of the shares we own in Endo Canada; Mr. Peter B. Day, one of our board members and our President, is the buyer.  He therefore has a substantial interest in the outcome of that proposed action.

Proposal 1

Proposal for the Election of Directors

The Board of Directors is comprised of only one class.  Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.   Two of our current directors, Charles Smith and Christopher Skillen have determined not to stand for reelection as directors, leaving Mr. Day, if he is elected, as our sole director.   Mr. Smith and Mr. Skillen have determined that their services as directors will no longer be required since we plan to cease our operations assuming the proposal to sell all of our assets is approved.

Information with Respect to Director Nominees

PETER B. DAY Mr. Day attended the University of Toronto from 1989 to 1992 studying English, History and Psychology and attended Humber College in 2000 studying Telecommunications. Mr. Day's relevant work experience follows: General Manager and Partner in Down Home Satellite Programming, Inc. from 1996 to 1998; Marketing Director and General Manager for Galaxy Satellite Programming, Inc. from 1998 to 2000; Vice President Streamline Media, Inc., a computer software and web design company from 2000 to 2002; Vice President and General Manager for Endo Networks, Inc. from 2000 to 2002, President for Endo Networks, Inc. 2002 to present.

Pursuant to Nevada Revised Statutes, NRS 78.330, this proposal can be approved by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTOR.

Executive Officers

The following table and text set forth the names and ages of Endo’s executive officers as of June 2 6 , 2006.  There are no family relationships among executive officers. Also following is a brief description of the business experience of each executive officer, other than Peter B. Day which is contained above in Proposal 1, during the past five years.

Name	Age	Position
Peter Day	35	President, Secretary and Director
		Served since November 2001

Christopher R. Skiller	58	Director Served since December 2003

Charles Smith	48	Director Served since March 2005

CHRISTOPHER R. SKILLEN Mr. Skillen received a BSc.major Computer Science from Sir George Williams University in 1969. Mr. Skillen held an number of executive positions with Crowntek and founded The Crowntek Business centers. Chris was the CEO at Telepanel Systems Inc., a public company, from 1988 until 2000. NASDAQ and TSE listed company. He is currently President of Skillen & Skillen a consultancy to technology startups.  Mr. Skillen serves as a director on four Canadian companies including Park Avenue Investments, a TSX-V listed company.

CHARLES SMITH Mr. Smith graduated from Boston University, Boston, Massachusetts in 1979 and since that time has been a Certified Public Accountant involved in all phases of business, including the audit of companies and tax matters. He is a consultant to various companies ranging from an art distribution company to a junior resource company which is developing a gold property in Sinaloa State, Mexico. Mr. Smith has significant experience in accounting and securities matters.  Mr. Smith's business affiliations during the last five years are as follow: Chairman - Dynacap Group, Ltd. - a consulting and management firm - 1992 to the present; Sole proprietor as a Certified Public Accountant - 1983 to the present; Sole officer and Director - MC Cambridge, Inc. - a financial consulting firm - 1997 to present; Sole officer and director - Asset Servicing Corporation – a leasing company - 1998 to 2001; Chief Financial Officer and Director - Electrical Generation Technology Corporation - April 2000 to May 2003;

Chief Financial Officer – DynaResource, Inc. 2005 to present. Mr. Smith is presently CEO and CFO of Micro Bio-Medical Waste Systems, Inc., traded on the OTC Bulletin Board under the symbol "MBWS." Mr. Smith is also a director of National Healthcare Technology, Inc., traded on the OTC Bulletin Board under the symbol "NHCT" and Crown Partners, Inc., traded on the OTC Bulletin Board under the symbol "CRWP".

GOVERNANCE OF ENDO

Due to our lack of operations and size, we have not designated an Audit Committee.  Our board of directors acts as our Audit Committee and performs equivalent functions, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.  For these same reasons, we did not have any other committees during fiscal 2005, including the lack of a nominating committee.

During fiscal 2005, the Board held 2 meetings.  None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the 2005 fiscal year were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION

Peter Day, our Chief Executive Officer, President, director and current director nominee, is purchasing all of our assets and shares in Endo Networks, Inc., a corporation incorporated under the laws of Canada from us pursuant to that certain Asset and Share Purchase Agreement dated as of June 2 6 , 2006.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Endo stockholders who want to communicate with our Board or any individual director can write to:

Endo Network, Inc.

2624 Dunwin Drive, Unit #3

Mississauga, Ontario, Canada L5l 3T5

Attn: Board Administration

Your letter should indicate that you are an Endo stockholder.  Depending on the subject matter, management will:

•

Forward the communication to the Director or Directors to whom it is addressed;

•

Attempt to handle the inquiry directly, for example where it is a request for information about Endo or it is a stock-related matter; or

•

Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

We intend to schedule a Board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.  This is our first annual meeting and therefore, there was no annual or corresponding board meeting last year.

EXECUTIVE AND DIRECTOR COMPENSATION

We pay or accrue our President’s salary, which is $103,200 annually.  We have not paid or accrued any other salary for our officers or directors.  We do not have a retirement or stock option or bonus plan for our officers.

Independent Public Accountants

The Board reappointed Lopez, Blevins, Bork & Associates, LLP as the independent accounting firm to audit our financial statements for fiscal 2006.  Lopez, Blevins, Bork & Associates, as the Company’s independent accounting firm, audited our financial statements for fiscal years ended 2004 and 2005.

Representatives of Lopez, Blevins, Bork & Associates, LLP will not be present at the meeting nor will they be available during that time to respond to any questions.

Audit Fees

The fees billed by Lopez, Blevins, Bork & Associates, LLP for the indicated services performed during fiscal 2005 were as follows:

Fiscal 2005
Audit fees	$10,000
Audit-related fees	$0

Tax Fees	$0
All other fees	$5,800

The amounts shown for “All other fees” were for reviews of our financial statements for fiscal 2005 in which they did not audit or issue any report and consultations regarding generally accepted accounting principles.

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Endo by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit.  Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year’s annual report on Form 10-KSB.  At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.  At each subsequent Board meeting, the auditor and management may present subsequent services for approval.  Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Lopez, Blevins, Bork & Associates, LLP has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Proposal 2

Proposal to sell all of our assets

All of our operations are conducted through, and all of our assets are contained within Endo Networks, Inc., a corporation incorporated under the laws of Canada.   Our Board is proposing that we sell all of our assets and shares of Endo Canada to Mr. Peter Day pursuant to the terms of that certain Asset and Share Purchase Agreement by and between us and Peter Day, a director and our current President, dated June 2 6 , 2006. The Purchase Agreement was approved by our Board, subject to stockholder approval, on June 2 6 , 2006. The Purchase Agreement is attached hereto as Exhibit A and is incorporated herein by reference. The material terms of the Purchase Agreement are summarized below. This is not a complete summary of the Purchase Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Purchase Agreement. Stockholders are urged to read the Purchase Agreement in its entirety.

If we do not complete the Sale to Mr. Day there is a substantial doubt that we will be able to continue as a going concern.

The Parties to the Purchase Agreement

Endo Canada helps businesses acquire new customers and build sales and loyalty with existing customers. It uses interactive technology such as touch screen kiosks, handheld computers, and websites, combined with promotional marketing tactics to filter large numbers of consumers, to find qualified prospects, and even precondition them for a sale. Endo Canada’s services can be deployed within a business’ own retail environment, to increase sales with their own customer base by increasing frequency of visit and/or average spend with individual customers , or they can be deployed within a partner location such as an office tower or a consumer show, to find and acquire qualified new customers.

The solutions are:

-

Permission based

-

Integratable with legacy systems

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Scaleable

-

Measurable

-

Conducive to brand partnerships

Endo Canada’s areas of expertise include: Web, Kiosk, Handheld, Wireless, Loyalty, Promotional Marketing, Direct Marketing, Integration with Point of Sale, Survey, Incentive, Sampling, and Field and Event Marketing.  Its client base includes specialty retail, general retail, food service, automotive, alcohol, energy, consumer packaged goods, entertainment, amateur sports, and telecommunications companies.  Endo Canada’s corporate head office is located at 2624 Dunwin Drive, Unit 3, Mississauga, Ontario, Canada, 20 minutes from Toronto and 60 minutes from Buffalo. We were incorporated in Texas as Discount Mortgage Services, Inc. on July 11, 2000 and in September 2001 purchased Endo Canada, which was incorporated in Ontario, Canada on January 30, 2001, in which conceptual and software development was ongoing prior to this date for approximately two years by company founders. Discount Mortgage Services Inc. (Texas) acquired Endo Canada in September, 2001. Discount Mortgage Services Inc. (Texas) underwent a name change to Endo Networks, Inc. (US) in November, 2001 and was re-domiciled to Nevada in December, 2002. As of June 2 6 , 2006, we had 16 total employees, 10 full-time.

Mr. Day has been our President and one of our directors since 2001; he is also the director nominee.  As stated elsewhere in this proxy statement, he has extensive business experience and is well equipped to own and manage our business operations.  Mr. Day attended the University of Toronto from 1989 to 1992 studying English, History and Psychology and attended Humber College in 2000 studying Telecommunications. Mr. Day's relevant work experience follows: General Manager and Partner in Down Home Satellite Programming, Inc. from 1996 to 1998; Marketing Director and General Manager for Galaxy Satellite Programming,

Inc. from 1998 to 2000; Vice President Streamline Media, Inc., a computer software and web design company from 2000 to 2002; Vice President and General Manager for Endo Networks, Inc. from 2000 to 2002, President for Endo Networks, Inc. 2002 to present.

Background of the Sale

Reasons for the Sale.  Since inception, we have incurred losses and had substantial trouble maintaining consistent cash flow necessary to operate our business.  As recently as our last fiscal year and quarter, we reported losses and working with a capital deficit for those same periods.  The additional investment and infrastructure we need to sustain our business and develop our operations cannot be supported by our current cash flow.  We have also been unable to, and there is no assurance that we will be able to, either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support our working capital requirements.  In view of the foregoing, our lack of our growth and the limited platform for our future growth in our current state, our Board determined that it would be in our stockholders’ best interests to sell all of our assets to Peter Day.  In making this determination, the Board gave primary consideration to Mr. Day’s familiarity with our operations and business relations.  The Board believes that Mr. Day’s knowledge of our operations would lead to an efficient and expeditious sale process.  The Board was also able to negotiate Mr. Day’s agreement to assume any liability with respect to our assets prior to the closing. As a result, we did not solicit or receive any alternate purchase offers. As a result of the sale, once it is approved and completed, we will be a "public shell” company.  In advance of attaining this status, our Board of Directors has been evaluating the possibility of a transaction in which we would merge our “public shell” company with a privately-held operating business.  Although we have had preliminary negotiations with potential merger candidates, we have no formal agreements with any third parties to effect a merger or acquisition following the sale of Endo Canada and cannot assure that we will be able to effect such a merger or acquisition upon terms that we consider favorable or at all.

Our Board considered the risks and challenges facing our company in the future as compared to the opportunities available to our company in the future and concluded that the asset sale was the best alternative for maximizing value to our shareholders.  Some of the other factors our Board considered in making that determination include:

-

the short-term and long-term interests of our company and our shareholders;

-

the purchase price and the other terms of the Sale, including limited representations and warranties by us concerning our assets and the minimal conditions to Mr. Day’s obligation to close the sale;

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the expeditious manner in which the transaction could be completed;

-

the liquidity concerns currently faced by our company;

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our need for additional capital to pursue strategic opportunities, to diversify;

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Our ability to benefit from Mr. Day’s current involvement in our business and operations; and

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the opportunity for us to realize immediate value to fund strategic opportunities.

Description of the Sale

 Assets Transferred and Liabilities Assumed.  Pursuant to the Purchase Agreement, we will sell all the assets, properties and shares of Endo Canada that we own or have any right, title, or interest inchoate or otherwise, of every kind and description, wherever located, including all property tangible or intangible and real or personal, good will, processes, research and development projects, designs, patents, accounts receivable, bank accounts, cash, securities, claims, and contract rights.  As consideration for all of the assets, which currently total $553,015  and the shares of our subsidiary, Mr. Day will assume all of our liabilities, which currently total $919,389, except for the following excluded liabilities (i) costs or expenses connected with or resulting from the negotiation or consummation of the Purchase Agreement or the sale or transfer of assets and shares pursuant to the Purchase Agreement and (ii) any liabilities of any person or firm other than us.  We expect to close the Sale the day following the annual meeting, assuming we obtain the required vote.

Use of Proceeds from the Sale

Since Mr. Day is assuming all of our liabilities in exchange for all of our assets and shares of Endo Canada, there are no proceeds from the sale.  The assumption of our liabilities is the only consideration we are receiving from the Sale.

Other Material Terms of the Asset Sale Agreement

Representations and Warranties.    The Purchase Agreement contains customary representations and warranties from us to Mr. Day relating to, among other things: our financial position, our corporate standing, our title to all of our and Endo Canada’s property, and our accounts receivable.

Conditions to the Closing.    In addition to the customary closing conditions contained in the Purchase Agreement, we are also required to obtain the affirmative vote of a majority of our shareholders to approve the Purchase Agreement and the Sale contemplated thereby, which we are seeking through this proxy statement.

 Indemnification.  We will indemnify, defend and hold Mr. Day harmless against and in respect of any and all liabilities including interest, penalties and reasonable attorneys' fees, that he incurs or suffers, which arise or result from, or relate to (i) any breach by us of any of our representations or warranties contained in the Purchase Agreement, or our failure to perform any covenant or agreement contained therein, (ii) any and all claims of whatever nature, asserted (with or without the commencement of  legal action) against Mr. Day with respect to the Excluded Liabilities and (iii) any and all claims, demands, damages, costs and expenses, including reasonable attorney fees for the defense of such claims.  Mr. Day will indemnify, defend and hold us harmless against and in respect of any and all liabilities, including interest, penalties and reasonable attorneys' fees, that Mr. Day incurs or suffers, which arise or result from, or relate to the breaches and claims described above in (i) and (ii), respectively.

Appraisal Rights

Our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the Sale.

Interests of Our Directors and Officers in the Sale

Mr. Day, our current President and director, as buyer, will own all of our assets and shares of Endo Canada after the Sale.

Shareholder Rights after the Sale

Shareholders’ rights will not change pursuant to the Sale.

Material Federal Income Tax Consequences of the Sale

The following discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a position contrary to that presented in the following discussion. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the proposed asset sale to us. The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of common stock, or any foreign, state or local tax considerations. Accordingly, shareholders are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the Sale.

As a result of the Sale, we will sell substantially all of our operating assets to Mr. Day in exchange for his assumption of all of our liabilities.  This amount will be allocated among all of our assets that are sold to Mr. Day. We will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and our tax basis in such asset.

We do not believe the Sale will result in substantial federal or state corporate income tax liability (including any alternative minimum tax liability) because we anticipate that most of the taxable gain recognized as a result of the Sale will be offset by our operating losses. However, tax authorities may disagree with our determination of our available operating losses or our allocation of the purchase price among the assets sold, or our operating losses could be less than anticipated, which may result in significant income tax liability as a result of the Sale. Until we obtain stockholder approval and are able to ascertain the closing date for the sale, it is difficult to complete our analysis of the tax consequences because the nature of certain liabilities is unresolved.

Regulatory Approvals

Neither we nor Mr. Day is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Sale.

Provision for unaffiliated security holders

There are no provisions to grant unaffiliated security holders access to our corporate files or to obtain counsel or appraisal services at our expense.

Pursuant to Nevada Revised Statutes, NRS 78.565, this proposal can be approved by the affirmative vote of shareholders holding at least a majority of the voting power.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF OUR ASSETS PURSUANT TO THE ASSET SALE AGREEMENT.

Proposal 3

Proposal to effect a forward or reverse stock split.

The Board seeks the right to implement a stock split, on either a 20:1 forward or 1:20 reverse basis.  If approved, this will only become effective when the Board chooses to exercise its right, which it will only do when it believes it to be in Company’s and shareholders’ best interest to do so.  A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  A forward split will increase the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately larger number of shares of common stock.  This action would also result in a relative decrease in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.

Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  And, with the exception of adjustments for those shareholders with fractional shares, the stock split will not affect any stockholder’s proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the stock split will remain fully paid and non-assessable.

Purpose and Reason For A Stock Split

There are 13,557,366 shares of our common stock issued and outstanding.  Once we complete the Sale with Mr. Day, we will be an inactive company and will attempt to commence active business operations by locating an operating company and completing a merger transaction.  We have not yet identified a suitable candidate and there can be no guarantee that we will identify one in the future.  The Board believes that granting it the authority to implement a stock split is beneficial because it provides us with the flexibility to attract and secure a suitable acquisition candidate and to complete a transaction in a timely manner.

Management and our Board believe that it is in the best interests of our shareholders to pursue the possibility of acquiring another company to grow our business and increase our shareholders’ value.  To facilitate such a transaction, our Board requires the flexibility to adjust the number of issued and outstanding shares of our common stock to meet the requirements of any such transaction. The Board believes that the ability to effect a stock split, which could have the effect of making the Company more attractive for a potential business combination, will award such flexibility.  The Board believes that stockholder approval of alternative stock splits, forward or reverse, (rather than one or the other) provides the Board with additional flexibility to best achieve the desired results.  The Board will only effect a stock split upon its determination that such a split would be in the best interests of the stockholders at that time. No further action on the part of stockholders will be required to either implement or abandon the stock split. The Board reserves its right to elect not to proceed, and abandon, the stock split if it determines, in its sole discretion, that it is no longer in the best interests of our stockholders.  Currently, we do not have any specific plans to issue any shares of its common stock after effectuating the stock split.

A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.

A forward stock split would give the Board discretion should the market price of our common stock rise, to adjust the price into a range that is more attractive to the financial community and the investing public and thereby make a broader market. The Board anticipates that following a stock split our common stock share trading price would decrease which may encourage additional investors to invest. A stock split will increase the number of shares traded in the public market which we believe will establish a more liquid market in our common stock.

The Board is not asking you to approve a stock split that will take place immediately, but rather seeks the right to declare and effect a split if the Board determines that it is in our best interest and our shareholders’ to do so in its effort to secure a suitable merger candidate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the stock split, and we will not independently provide stockholders with any such right.

Reverse Stock Split

Purpose and Reason For A Reverse Stock Split

There are 13,557,366 shares of our common stock issued and outstanding.  Management and our Board believe we could enhance our shareholder’s value by locating an acquisition target and completing an acquisition.  We have not yet identified a suitable candidate and there can be no guarantee that we will identify one in the future.  The reverse split will decrease the number of shares of common stock outstanding and that may make the Company more attractive to a potential acquisition candidate and, may increase the per share market price for our common stock.  The Board believes that a reverse split would assist the Company in developing a suitable capital structure both before and after any acquisition we may effect in the future.

If we do locate a suitable acquisition target, and we are able to complete an acquisition, it is likely that we will be required to issue a large amount of our common stock to the owners of such acquisition target so that they retain a high ownership percentage of our stock issued and outstanding immediately following the transaction.  Without a reverse split however, we would have to issue an enormous amount of our common stock to provide the owners of the acquisition target with the ownership percentage that they may require.  After such an issuance, we believe that the resulting amount of our outstanding shares will adversely affect any possibility of creating and maintaining an orderly market for our common stock following an acquisition.

Although the market price per share of our common stock may increase as a result of a reverse split, the effect of the reverse stock split cannot be predicted.  There can be no assurance that the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from a reverse stock split.  The market price of our common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Disadvantages of a Reverse Stock Split

Even though the Board believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

(a)

A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

(b)

Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the Board to delay or impede a takeover or transfer of control of our Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our Board is not aware of any attempt to take control of the Company, and our Board did not approve this action with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

(c)

The increased number of authorized but unissued shares of our common stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our common stock.

Effect of the Reverse Stock Split

The principal effects of a 20:1 reverse split will be as follows:

Based upon the 13,557,366 shares of common stock outstanding today, the reverse split would decrease the outstanding shares of common stock to approximately 677,868 shares of common stock issued and outstanding.  Further, any outstanding options, warrants and rights that are not anti-dilutive will be decreased accordingly.

Following the effectiveness of the reverse split, every twenty shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.  Under the terms of the consent granted by our Board, we can also effect a reverse split at a ratio of less than 20:1, however, the same considerations discussed herein would still apply.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders.

Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

If approved, then we will obtain a new CUSIP number for the common stock when the Board exercises its right to implement the reverse split.

Forward Stock Split

Purpose and Reason For A Forward Stock Split

The primary purpose of a forward split is to increase the total number of the Company’s shares issued and outstanding to ensure the existing share capital is not diluted by issuing shares from treasury in connection with an acquisition. Further, the increase will have the effect of increasing the shares available in the public float, thereby creating a more stable market for our stock.

A disadvantage to having a forward split is that it could result in a lower trading price if our stock starts to actively trade.

Effect of the Forward Stock Split

The principal effects of a 1:20 forward split will be as follows

Based upon the 13,557,366 shares of common stock outstanding today, the forward split would increase the outstanding shares of common stock to approximately 271,147,320 shares of common stock issued and outstanding.  The proposed stock split would not change the stockholders' equity, nor would the split affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. However, since the stock split would result in each stockholder's interest being represented by a greater number of shares, it is possible that higher aggregate brokerage commissions may be payable after a stock split upon a sale or transfer of a stockholder's same relative interest in common stock because that interest would be represented by a greater number of shares.

In connection with the stock split, the number of shares of common stock underlying outstanding stock options, stock warrants and reserved for issuance under our existing stock incentive plan would be proportionately adjusted pursuant to the terms of such agreements to reflect the stock split, and the per share exercise prices of outstanding options and warrants under such agreements would be proportionately reduced.  Under the terms of the consent granted by our Board, we can also effect a forward split at a ratio of less than 1:20, however, the same considerations discussed herein would still apply.

Federal Income Tax Consequences of the Forward Split

We believe that a stock split would not result in the recognition of a taxable gain or loss to the stockholders for federal income tax purposes. In addition, we believe the tax basis for shares in the hands of a stockholder prior to the stock split will become the tax basis for the total number of shares to be held by such stockholder immediately after the stock split, and the holding period of the newly acquired shares will be deemed to be the same as the holding period of the corresponding shares held prior to the stock split.  This discussion should not be considered as tax or investment advice, and the tax consequences of the forward split may not be the same for all stockholders.  Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

If we find a suitable acquisition candidate, the Board will determine whether a forward or reverse split will better assist us in securing the candidate and completing an acquisition.

Procedure For Effecting A Stock Split

As soon as practicable after we implement a stock split and select an effective date thereof, we will send a letter of transmittal and instruction to each holder of record of shares outstanding on that date.

If we implement a reverse stock split, then on the date the Board decides to implement it, every twenty shares of common stock (or such lesser number as may be appropriate should our Board determine that a ratio of less than 20:1 is appropriate) outstanding at that time, without any action on the part of the stockholder, will automatically represent one share of common stock.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any stockholder will be required to affect the reverse split.  Stockholders will be requested to exchange their certificate representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock.  Stockholders will not have to submit certificates until requested to do so.

If we implement a forward stock split, then every one share of common stock outstanding at that time, without any action on the part of the stockholder, will automatically represent twenty shares of common stock (or such other number as may be appropriate should our Board determine that a ratio of less than 1:20 is appropriate).  The number of shares of common stock issued and outstanding will then be increased accordingly.  We will implement it by issuing an additional stock certificate to each stockholder of record as of the close of business on the effective date. The additional certificate will represent the additional shares and stockholders should retain their then current stock certificates.

No fractional shares of post- split common stock will be issued to any stockholder.  In lieu of any such fractional share interest, each holder of pre-split common stock who would otherwise be entitled to receive a fractional share of post-split common stock will in lieu thereof receive one full share upon surrender of certificate formerly representing pre-split common stock held by such holder.

If the Board implements a stock split, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-stock split shares will be deemed for all corporate purposes to evidence ownership of post- stock split shares. The text of the Certificate of Amendment is set forth in Exhibit B hereto.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board deems necessary and advisable to effect the stock split, including whether it will be a forward or reverse split.

Pursuant to Nevada Revised Statutes, NRS 78.2055 and NRS 78.207, this proposal can be approved by the affirmative vote of shareholders holding at least a majority of the voting power.

THE BOARD OF DIRECTORS RECOMMNEDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A STOCK SPLIT.

BENEFICIAL OWNERSHIP OF ENDO COMMON STOCK

Beneficial Owners of More Than 5% of Our Common Stock

The following table sets forth, as of June 2 6 , 2006: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the  percent of our Common Stock so owned;  and (b) the names and  addresses of each director and executive officer,  the number of shares  our Common  Stock  beneficially owned,  and the percentage of our Common Stock so owned, by each such person,  and by all of our directors  and  executive  officers as a group.  Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)

Peter B. Day (2) 2624 Dunwin Drive, Unit #3 Mississauga, Ontario L51 3T5	4,577,500	3 3 .. 8%

Dean T. Hiebert (2) 2624 Dunwin Drive, Unit #3 Mississauga, Ontario L51 3T5	2, 358 , 0 00	1 7 .. 4%

Charles Smith (2) 709-B West Rusk #580 Rockwall, Texas 75087	1,511,750(3)	11. 2%

Christopher Skillen 2624 Dunwin Drive, Unit #3 Mississauga, Ontario L51 3T5	0	0%

All Officers and Directors as a group (3 persons)	6,089,250	45 .. 0%

________________

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Executive officer of the Company and a member of the Company’s Board of Directors.

(3)

Includes 1,511,750 shares owned by Lynn Management, LLC, a company owned by Mr. Smith.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of Endo Networks, Inc., 2624 Dunwin Drive, Unit #3, Mississauga, Ontario, Canada L5l 3T5:

•

Not later than ____________, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•

_________________

Documents Incorporated By Reference

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superceded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein.  This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-KSB for the year ended September 30, 2005, as filed with the Securities and Exchange Commission on January 23, 2006 (File No. 000-51753) is incorporated by reference herein:

•

Part I, Item 1. Description of Business

•

Part I, Item 2.  Description of Property

•

Part I, Item 3. Legal Proceedings

•

Part II, Item 5. Market for Common Equity and Related Stockholder Matters

•

Part II, Item 6.  Management’s Discussion and Analysis of Financial condition and Results of Operations

•

Part II, Item 7. Financial Statements

•

Part II, Item 8.  Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

The following information contained in our Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2005 as filed with the Securities and Exchange Commission on February 21, 2006 (File No. 000-51753) is incorporated by reference herein:

•

Part I, Item 1. Financial Statements

The following information contained in our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on May 10, 2006 (File No. 000-51753) is incorporated by reference herein:

•

Part I, Item 1. Financial Statements

Certificate of Amendment to Articles of Incorporation

for

ENDO NETWORKS, INC.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for ENDO NETWORKS, INC. (the “Company”):

1.

Name of the Corporation is ENDO NETWORKS, INC.

2.

The articles have been amended as follows:

Article V

The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares of $0.001 Par Value.

Upon the filing of this amendment with the office of the Secretary of State of the State of Nevada (the Effective Date"), each [number determined by the Corporation's Board of Directors] shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into [number determined by the Corporation's Board of Directors] shares of Common Stock.  No fractional interests in shares shall be issued, nor shall any stockholder be entitled to any cash compensation for any fractional interests after such reclassification.

From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a Share of Common Stock shall remain unchanged after the Stock Split at $0.001 per share.

From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is _____________ shares representing ______% of the outstanding shares.

Signatures

Peter Day,

President

ADMISSION TICKET

ENDO NETWORKS, INC.

2624 Dunwin Drive, Unit #3

Mississauga, Ontario, Canada L5l 3T5

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

PROXY

ENDO NETWORKS, INC.
2624 Dunwin Drive, Unit #3

Mississauga, Ontario, Canada L5l 3T5

Annual Meeting of Shareholders – _____________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter B. Day, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Endo Networks, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual meeting of Shareholders of Endo Networks, Inc. to be held at 2624 Dunwin Drive, Unit #3 Mississauga, Ontario, Canada L5l 3T5, on ________________ at ______________and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted for each proposal, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the                Please mark      [X]
Board of Directors of Endo Networks, Inc. The Board     your votes as
of Directors unanimously recommends that you            indicated in
vote "FOR" each of the proposals.                       this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1.  To elect Peter B. Day as director.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

2.  To approve the Sale of Endo Networks, Inc.’s assets and shares of Endo Network, Inc. (Canada).

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

3.  To approve the stock split.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

Please indicate if you intend to attend this meeting

[_] YES

[_] NO

If address has changed, please check the box and indicate your new address below

[_]

________________________________

________________________________

________________________________

Signature(s)

Date:            , 2006

-------------------------------------------------------

-------------------------------------------------------

Please print your name above

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

ASSET AND SHARE PURCHASE AGREEMENT

This Agreement is entered into on June 25, 2006, between Endo Networks, Inc., (“Seller” or “Endo Nevada”) a corporation organized under the laws of Nevada, with its principal office located at 2624 Dunwin Drive, Unite #3, Mississauga, Ontario, Canada L5L3T5 and Peter B. Day (“Buyer”) located at 164 Trafalger Road, Oakville A6, L6J396.

In consideration of the mutual covenants of the parties, Sellers and Buyers agree:

1.    Sale of Business

Seller shall sell, assign, and deliver to Buyer and Buyer shall purchase and accept, on the closing date, all the assets, properties and 100% of the outstanding shares of Endo Networks, Inc., a corporation organized under the laws of Canada (“Endo Canada”) owned by Seller or in which Seller has any right, title, or interest inchoate or otherwise, of every kind and description, wherever located, including all property tangible or intangible and real or personal, good will, processes, research and development projects, designs, patents, accounts receivable, bank accounts, cash, securities, claims, and contract rights (the “Transferred Assets”).

2.    Consideration; Assumption of Liabilities

In consideration of the sale of assets and properties under this Agreement and of all other things done and agreed to be done by Seller, Buyer shall deliver to the Seller at Closing an Affidavit of Assumption of Liabilities, (the “Purchase Consideration”) and accordingly shall assume all of Seller’s liabilities as reflected on its balance sheet as of March 31, 2006, and any subsequent liabilities not reflected on such balance sheet, prepared according to generally accepted accounting principles and reflected in Exhibit A, which is attached and incorporated by reference. As of March 31, 2006, such liabilities are estimated at US$919,000 against assets of US$553,000, the liabilities being US$366,000 more than its assets. However, the liabilities so assumed shall not include (the “Excluded Liabilities”):

(a)

Any costs or expenses mutually agreed upon with or resulting from the negotiation or consummation of this Agreement or the sale or transfer of assets pursuant to this Agreement;

(b)

The retainer in the amount of $25,000 for the Law Offices of Louis E. Taubman, P.C.; and,

(c)

Any liabilities of any person or firm other than Seller.

3.    Instruments of Transfer

The sales, assignments, and deliveries to be made to Buyer pursuant to this Agreement shall be effected by deeds, bills of sale, endorsements, checks, and other instruments of transfer in such form, as Buyer shall reasonably request.  Seller shall prepare appropriate forms of instruments of transfer and conveyance in conformity with this Agreement and shall submit them to Buyer for examination at least three (3) days in advance of the

Closing.  Any time and from time to time after the Closing, on Buyer's request, Seller will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, and powers of attorney as may be required in conformity with this Agreement for the adequate assigning, transferring, granting, and confirming to Buyer of the assets and properties sold to Buyer.

4.    Assignment of Contract Rights

If any contract, license, lease, commitment, or sales or purchase order assignable to Buyer under this Agreement may not be assigned without the consent of the other party thereto, Seller will use their best efforts to obtain the consent of the other party to the assignment.  If any such consent cannot be obtained, the purchase price under this Agreement shall be adjusted downward by an amount to be agreed to prior to the closing date.

5.    Accounts Receivable

After the closing date Buyer shall have the authority to collect all receivables transferred to Buyer under this Agreement and to endorse without recourse and without warranties of any kind the name of Seller on any checks or evidence of indebtedness received by Buyer on account of any receivables.  Seller will transfer and deliver to Buyer any cash or other property that Seller may receive in respect to any receivables.

6.    Books and Records

Seller shall have the right to retain copies of minute books, stock books, and other corporate records of Endo Canada having exclusively to do with its corporate organization or capitalization.  All other records and books of account of every kind and nature shall be delivered to, and become the property of, Buyer.  Each party shall have reasonable access to and the right to make exact copies of all books, records, and documents referred to in this Agreement that are in the possession of the other party.

7.   Closing

The closing date shall be June ___, 2006, and the closing shall take place on that date at 2:00 p.m. in the offices of the Seller or at such other time and place as the parties shall agree.

8.    Representations

8.1   Seller's and Endo Canada’s Representations and Warranties

Seller hereby represents and warrants to Buyer that:

(a)

Endo Canada is a corporation duly organized, existing, and in good standing under the laws of Canada, and is authorized and entitled to carry on its business in Canada. Endo Canada has no subsidiaries. Endo Canada is a wholly owned subsidiary of Endo Nevada whose authorized capital consists of 50,000,000 shares of common stock at a par value of $0.001 per share, of which 13,557,366 are outstanding. The execution and the delivery of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement have been duly authorized by its board of directors.  This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, constitutes a legal, valid, and binding Agreement of Seller, enforceable against Seller in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors, rights generally from time to time in effect and to equitable principles limiting the availability of the remedy of  specific performance).

(b)

The financial statements of Seller relating to the 12 months ended September 30 2005, and the financial statements relating to the interim period ending March 31, 2006 (the “SEC Documents”), each prepared by independent public accountants for Seller and delivered to and reviewed by public accountants for Buyer during the course of the negotiations regarding this Agreement, fairly reflect the financial position of Seller and Endo Canada as of the end of those periods and the results of operations during those periods.

(c)

Seller, through its subsidiary Endo Canada, has good and marketable title to all of the assets set forth in the SEC Documents, which are attached and incorporated by reference. The assets are free and clear of all mortgages, liens, and encumbrances and are not subject to any right-of-way, easement, or restriction that interferes with the present use of the real property.

(d)

All assets and properties that were used in the business of Seller on the date of this Agreement, or that were reflected in the balance sheet dated March 31, 2006, are owned by Seller through its wholly owned subsidiary Endo Canada and are free and clear of all mortgages, liens, and encumbrances.

(e)

The Seller is not a party to any employment agreement, labor union agreement, agreement for the future purchase of materials, supplies, or equipment, sales agreement, pension, profit-sharing, or retirement plan or agreement, distributorship or sales agency agreement, or lease agreement that relates to any period beyond the closing date, whether written or oral, except as listed in the SEC Documents.  Copies of all such written agreements have been supplied to Buyer, and Buyer has been advised of the terms of all such oral agreements.

(f)

Other than as listed in the SEC Documents, Seller is not in default under any contract, agreement, lease, or other document to which it is a party, and has complied with all laws, regulations, and ordinances applicable to its business to the date of this agreement.

(g)

Since March 31, 2006, the date of the balance sheet Seller has not issued any stock other than that included in the outstanding shares in 8.1(a), bonds, or other corporate securities, incurred any obligations or liability except current liabilities in the ordinary course of business, declared or made any payment or distribution to stockholders, purchased or redeemed any shares of capital stock, mortgaged or pledged any of its assets, tangible or intangible, sold or transferred any assets or canceled any debts or claims except in the ordinary course of  business, sold, assigned, or licensed any patents, trademarks, or tradenames, suffered any extraordinary  losses or waived any rights except in the ordinary course of business, or entered into any other transaction  except in the ordinary course of business.

(h)

Since March 31, 2006, there has been no substantial change in the financial policies, account relations, or marketing activities of Seller or Endo Canada.

(i)

Seller’s accounts receivable as reflected in its balance sheet as of March 31, 2006 and as thereafter acquired prior to the closing date, will be the responsibility of Buyer.

(j)

Since March 31, 2006, there has been no substantial loss of value in any of the physical assets or properties of Seller, except for ordinary wear and tear.

(k)

No authorization or approval of any governmental body is required to be obtained by Seller in connection with the execution, delivery or performance of this Agreement, or, if so required, all such authorizations or approvals have been or will, prior to the Closing, be obtained by Seller.

(l)

The affirmative vote of the holders of a majority of the outstanding shares of Seller is the only vote of the holders of any classes or series of Seller’s capital stock necessary to approve this Agreement and the sale of the Transferred Assets contemplated hereby (the “Requisite Endo Vote”).

(m)

There is no action, arbitration, suit, notice, order, real estate tax contest or legal, administrative or other proceeding before any court or governmental agency, authority or body pending or, to Seller's knowledge, threatened against or affecting Seller which would prevent or interfere with the transactions contemplated by this Agreement

8.2   Buyer's Representations and Warranties

Buyer hereby represents and warrants to Sellers that:

(a)

Buyer has the requisite power and authority to enter into and perform this Agreement and to purchase the Transferred Assets being sold to it hereunder.  The execution, delivery and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Buyer is required.

(b)

This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Buyer enforceable against him in accordance with the terms thereof.

(c)

Buyer has not engaged or otherwise used the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby and Buyer agrees to indemnify and hold harmless Seller from and against any liability for any fee, compensation, commission or expense (including attorneys’ fees) arising out of any claim by any person acting or claiming to act on behalf of Buyer for fees, compensation, commission or expense with respect to this Agreement or the transactions contemplated  hereby.

8.3 Indemnification

(a) Indemnity by Seller.  Seller shall jointly and severally indemnify, defend and hold harmless Buyer against and in respect of any and all Liabilities including interest, penalties and reasonable attorneys' fees, that Buyer shall incur or suffer, which arise or result from, or relate to (i) any breach by the Seller of any of its representations or warranties contained in this Agreement, or the failure of the Seller to perform any covenant or agreement contained in this Agreement,  or in any schedule, certificate exhibit or other instrument furnished or to be furnished by Seller under the  Agreement, (ii) any and all claims of whatever nature, asserted (with or without the commencement of  legal action) against Buyer with respect to the Excluded Liabilities and (iii) any and all claims, demands, damages, costs and expenses, including reasonable attorney fees for the defense of such claims.

(b) Indemnity by Buyer.  Buyer shall indemnify, defend and hold harmless Seller against and in respect of any and all Liabilities, including interest, penalties and reasonable attorneys' fees, that Seller shall incur or suffer, which arise or result from, or relate to (i) any breach by Buyer of any of its representations and warranties contained in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by it under this Agreement or the failure of the Buyer to perform any covenant or agreement contained in this Agreement.

9.  Conditions Precedent to Buyer's Obligations

The obligations of Buyer under this Agreement are conditioned on the following all having occurred on or before the closing date:

(a)

This Agreement and the sale of assets contemplated hereby shall have been approved by the Requisite Endo Vote.

(b)

All actions, proceedings, instruments, and documents required of Sellers under this Agreement shall be in a form approved by counsel for Buyer, provided that such approval shall not be unreasonably withheld.

(c)

The representations and warranties made by Seller in this Agreement shall be substantially correct on the closing date, except as affected by transactions contemplated in this Agreement and changes occurring in the ordinary course of business, with the same force and effect as though the representations and warranties had been made on the closing date.

(d)

The instruments executed and delivered to Buyer by the Seller pursuant to this Agreement are valid in accordance with their terms and effectively vest in Buyer good and marketable title to the assets and business as contemplated by this Agreement, free and clear of any liabilities, obligations, and encumbrances, except those liabilities and obligations expressly assumed by Buyer as provided in this Agreement.

10.    Expenses of Negotiation and Transfer

Each party shall pay the party's own expenses, taxes, and other costs incident to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.  The costs of Seller shall include the preparation of documents of transfer.  Buyer's costs shall include fees for the filing or recording of instruments of transfer.

11.    Notices

Any notice to be given under this Agreement shall be given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

(a)

If to Seller, addressed to:

Endo Networks, Inc.

2624 Dunwin Drive, Unite #3

Mississauga, Ontario, Canada L5L3T5

Attn: Charlie Smith

(b)

If to Buyer, addressed to:

Peter B. Day

164 Trafalger Road

Oakville A6, L6J396

12.   Governing Law.

This Agreement will be deemed to have been made and delivered in Nevada and will be governed as to validity, interpretation, construction, effect and all other respects by internal laws of the State of Nevada.  The Buyers and Sellers agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively before the American Arbitration Association.  The arbitrators shall render a written opinion.  Any award the arbitrators make shall be final and binding on both parties, and judgment on it may be entered in any court having jurisdiction.  The arbitrators are authorized to award attorneys’ fees and expenses to the prevailing party in any such arbitration.

13.

Entire Agreement

This instrument contains the entire agreement between the parties with respect to the transaction contemplated.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

21.

Survival of Representations and Warranties

The terms of this Agreement, including but not limited to, the representations and warranties set forth herein shall survive the closing date of this Agreement for a period of five years.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written

Seller:

Endo Networks, Inc.

By:____________________

Name:

Title:

Buyer:

___________________

Peter B. Day

Exhibit A

EDNO NETWORKS, INC.

Balance Sheet

March 31, 2006

(Unaudited)

ASSETS

CURRENT ASSETS:

Cash

          $       260

Accounts receivable, net

136,008

Prepaid expenses

  58,412

Total current assets

          $194,680

PROEPRTY AND EQUIPMENT, net

           $358,335

TOTAL ASSETS

           $553,015

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES

Current maturities of capital leases payable

                       $182,222

Accounts payable

            224,486

Accrued expenses – related party

            314,948

Accrued expenses – other

             197,733

Total current liabilities

          $919,389

STOCKHOLDERS’ DEFICIT

Common stock, $0.001 par value, 50,000,000 shares authorized

12,720,866 shares issued and outstanding

          $  12,720

Additional paid in capital

            304,550

Accumulated deficit

           (822,627)

Accumulated other comprehensive income

                        138,983

Total stockholders’ deficit

          $(366,374)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT

           $ 553,015

See accompanying summary of accounting policies and notes to financial statements